Exhibit 99.2

Pinnacle Systems, Inc.
Corporate Office 280 N. Bernardo Avenue Mountain View, CA 94043 Tel: 650-526-1600 Fax: 650-526-1601 www.pinnaclesys.com

Media Contact

Paulien Ruijssenaars

(650) 237-1648

paulien@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR THE

FOURTH QUARTER OF FISCAL YEAR 2004

MOUNTAIN VIEW, Calif., July 27th, 2004—Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced financial results for its fourth quarter of fiscal 2004, ended June 30, 2004.

Net sales for the fourth quarter of fiscal 2004 were $86.5 million compared to net sales of $89.3 million in the fourth quarter of fiscal 2003. The GAAP net loss for the fourth quarter of fiscal 2004 was $11.1 million or $0.16 per share. The pro forma non-GAAP net income for the fourth quarter of fiscal 2004 was $2.9 million or $0.04 per share. This pro forma non-GAAP net income excludes $1.5 million of amortization of acquisition-related intangible assets, $6.4 million of impaired goodwill, $6.6 million related to the loss from discontinued operations of Jungle KK, and a $0.4 million difference between GAAP and non-GAAP income tax expense. The reconciliation of the GAAP to non-GAAP measurements for net income and earnings per share for the fourth quarter of fiscal 2004 is set forth below with Pinnacle Systems’ financial statements.

“In the fourth quarter of fiscal 2004, the Pinnacle Systems’ team executed and delivered a solid quarter,” said Patti S. Hart, Pinnacle Systems’ Chairman of the Board and Chief Executive Officer. “We took a number of actions during the fiscal year to improve margins, execution and operational efficiency and have made good progress. These areas will continue to be our primary focus going forward with the aim of fully capitalizing on our vast market opportunities and delivering superior shareholder value.”

During the fourth quarter of fiscal 2004, the Company sold its interest in Jungle KK. The sale furthered Pinnacle Systems’ restructuring efforts towards simplifying business operations and improving bottom line performance. The sale resulted in a one-time loss on discontinued operations of $6.6 million. Concurrent with the sale, the Company entered into a distribution agreement with Jungle KK to continue to localize, promote and sell Pinnacle Systems’ consumer software products into the Japanese market and will, in return, receive a percentage of net sales of Pinnacle Systems’ products sold by Jungle KK.

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) on July 27th, 2004, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

1934, including statements regarding Pinnacle Systems’ expectations for continued improvement in margins, execution and operational efficiency and for capitalizing on market opportunities and delivering superior shareholder value. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to cost reduction, restructuring and organizational changes made in future quarters and the impact those actions will have on future results, internal operating results, and demand for the Company’s products. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and Form 10-Q for the quarters ended September 30, 2003 , December 31, 2003, and March 31, 2004, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of July 27th, 2004, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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Pinnacle Systems is a registered trademark of Pinnacle Systems, Inc. All other trademarks and registered trademarks are the property of their owners. © 2004. Pinnacle Systems, Inc. All Rights Reserved.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended June 30,		Three Months Ended June 30,
	2004	2003	2004	2003
Net sales	$86,490	$89,339	$86,490	$89,339
Costs and expenses:
Cost of sales	41,276	41,709	41,276	41,709
Engineering and product development	10,896	10,935	10,896	10,935
Sales, marketing, and service	24,956	26,049	24,956	26,049
General and administrative	5,612	5,044	5,612	5,044
Amortization of other intangible assets	1,505	3,520	—	—
Impairment of goodwill	6,360	—	—	—

Total costs and expenses	90,605	87,257	82,740	83,737

Operating income (loss)	(4,115)	2,082	3,750	5,602
Interest and other income, net	173	1,767	173	1,767

Income (loss) from continuing operations before income taxes	(3,942)	3,849	3,923	7,369
Income tax expense	560	393	980	1,474

Income (loss) from continuing operations	(4,502)	3,456	2,943	5,895

Discontinued operations:
Income from operations of discontinued business, net of taxes	256	—	—	—
Loss on sale of discontinued business, net of taxes	(6,820)	—	—

Loss from discontinued operations	(6,564)	—	—	—

Net income (loss)	$(11,066)	$3,456	$2,943	$5,895

Income (loss) per share from continuing operations:
Basic and Diluted	$(0.07)	$0.05

Loss per share from discontinued operations:
Basic and Diluted	$(0.09)	$—

Net income (loss) per share:
Basic and Diluted	$(0.16)	$0.05	$0.04	$0.09

Shares used to compute net income (loss) per share:
Basic	68,676	63,014

Diluted	68,676	66,103	70,202	66,103

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended June 30,
	2004	2003
Non-GAAP net income	$2,943	$5,895

Amortization of other intangible assets	(1,505)	(3,520)
Impairment of goodwill	(6,360)	—
Loss from discontinued operations	(6,564)	—
Income tax effect	420	1,081

GAAP net income (loss)	$(11,066)	$3,456

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP AND NON-GAAP - BY DIVISION

(Unaudited, in thousands)

	Three Months Ended June 30, 2004
	Broadcast and Professional	Business and Consumer	Total
Net sales	$33,178	$53,312	$86,490
Costs and expenses:
Cost of sales	14,347	26,929	41,276
Engineering and product development	6,126	4,770	10,896
Sales, marketing, and service	12,883	12,073	24,956
General and administrative	2,313	3,299	5,612
Amortization of other intangible assets	430	1,075	1,505
Impairment of goodwill	6,360	—	6,360

Total costs and expenses	42,459	48,146	90,605

GAAP operating income (loss)	(9,281)	5,166	(4,115)
Amortization of other intangible assets	430	1,075	1,505
Impairment of goodwill	6,360	—	6,360

NON-GAAP operating income (loss)	$(2,491)	$6,241	$3,750

	Three Months Ended June 30, 2003
	Broadcast and Professional	Business and Consumer	Total
Net sales	$37,577	$51,762	$89,339
Costs and expenses:
Cost of sales	14,444	27,265	41,709
Engineering and product development	6,040	4,895	10,935
Sales, marketing, and service	11,764	14,285	26,049
General and administrative	2,321	2,723	5,044
Amortization of other intangible assets	1,664	1,856	3,520

Total costs and expenses	36,233	51,024	87,257

GAAP operating income	1,344	738	2,082
Amortization of other intangible assets	1,664	1,856	3,520

NON-GAAP operating income	$3,008	$2,594	$5,602

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2004	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$61,299	$62,617
Marketable securities	10,955	18,804
Accounts receivable, net	42,168	55,958
Inventories	47,162	36,775
Prepaid expenses and other current assets	8,727	9,197

Total current assets	170,311	183,351
Restricted cash	16,850	16,890
Property and equipment, net	17,223	15,351
Goodwill	73,273	60,632
Other intangible assets, net	16,298	29,341
Other assets	7,789	5,311

	$301,744	$310,876

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,283	$17,146
Accrued and other liabilities	56,792	53,025
Deferred revenue	13,909	6,564

Total current liabilities	88,984	76,735

Deferred income taxes	1,972	7,826
Long-term liabilities	106	158

Total liabilities	91,062	84,719

Shareholders’ equity:
Common stock	375,550	337,593
Accumulated deficit	(169,487)	(115,294)
Accumulated other comprehensive income	4,619	3,858

Total shareholders’ equity	210,682	226,157

	$301,744	$310,876